ADTRAN Holdings, Inc. reports preliminary first quarter 2025 financial results

Huntsville, Alabama, USA. — May 7, 2025 — ADTRAN Holdings, Inc. (NASDAQ: ADTN and FSE: QH9) (“ADTRAN Holdings” or the “Company”) today announced its preliminary unaudited financial results for the first quarter ended March 31, 2025.

•
Revenue: $247.7 million, higher by 10% year-over-year, and above the mid-point of outlook.
•
Gross margin: GAAP gross margin: 38.5%; non-GAAP gross margin: 42.6%.
•
Operating margin: at the high end of outlook.
•
GAAP diluted loss per share of $0.13; non-GAAP diluted earnings per share $0.03.
•
Net cash provided by operating activities of $41.6 million
•
Cash and cash equivalents of $101.3 million, an increase of $23.8 million sequentially

Adtran Holdings’ Chairman and Chief Executive Officer Tom Stanton stated, “We executed on all fronts during the first quarter. Our strong performance reinforces Adtran’s improved operating efficiency and the strength of our business model. We delivered solid results, improving several key operating metrics, including higher revenue, strong gross and operating margins, and robust cash from operations.

Mr. Stanton added, “We are well-positioned to navigate and capitalize on shifts in trade policy due to our globally diverse supply chain, operational flexibility, and strong customer relationships. Based on the current visibility and booking trends, we expect this positive momentum to continue into the second quarter.”

The information contained in this press release is preliminary. Investors should refer to our Quarterly Report on Form 10-Q for the period ended March 31, 2025 once it is filed with the Securities and Exchange Commission (“SEC”).

Business outlook1

For the second quarter of 2025, the Company expects revenue to be within a range of $247.5 million to $262.5 million. Non-GAAP operating margin is expected to be within a range of 0% to 4%.

1 Non-GAAP operating margin (which is calculated as non-GAAP operating income (loss) divided by revenue) is a non-GAAP financial measure. The Company has provided second quarter 2025 guidance with regard to non-GAAP operating margin. This measure excludes from the corresponding GAAP financial measure the effect of adjustments as described below. The Company has not provided a reconciliation of such non-GAAP guidance to guidance presented on a GAAP basis because it cannot predict and quantify without unreasonable effort all of the adjustments that may occur during the period due to the difficulty of predicting the timing and amounts of various items within a reasonable range. In particular, non-GAAP operating margin excludes certain items, such as acquisition related expenses, amortizations and adjustments, stock-based compensation expense, restructuring expenses, integration expenses, deferred compensation adjustments, and goodwill impairment that the Company is unable to quantitatively predict. Depending on the materiality of these items, they could have a significant impact on the Company's GAAP financial results.

Conference call

The Company will hold a conference call to discuss its preliminary first quarter 2025 results on Thursday, May 8, 2025, at 9:30 a.m. Central Time, or 4:30 p.m. Central European Time. The Company will webcast this conference call at the events and presentations section of ADTRAN Holdings, Inc. Investor Relations website at https://events.q4inc.com/attendee/184900731 approximately 10 minutes before the start of the call, or you may dial 1-888-330-2391 (Toll-Free US) or 1-240-789-2702, and use Conference ID 8936454.

An online replay of the Company’s conference call, as well as the transcript of the call, will be available on the Investor Relations site https://investors.adtran.com/shortly following the call and will remain available for at least 12 months. For more information, visit investors.adtran.com or email investor.relations@adtran.com.

Upcoming conference schedule

May 12, 2025: Needham Technology Virtual One-on-One Conference

May 28, 2025: 22nd Annual Craig Hallum Institutional Investor Conference

June 25, 2025: Northland Capital Virtual One-on-One Growth Conference

About Adtran

ADTRAN Holdings, Inc. (NASDAQ: ADTN and FSE: QH9) is the parent company of Adtran, Inc., a leading global provider of open, disaggregated networking and communications solutions that enable voice, data, video and internet communications across any network infrastructure. From the cloud edge to the subscriber edge, Adtran empowers communications service providers around the world to manage and scale services that connect people, places and things. Adtran solutions are used by service providers, private enterprises, government organizations and millions of individual users worldwide. ADTRAN Holdings, Inc. is also the majority shareholder of Adtran Networks SE, formerly ADVA Optical Networking SE (“Adtran Networks”). Find more at Adtran, LinkedIn and Twitter.

Cautionary note regarding forward-looking statements

Statements contained in this press release and the accompanying earnings call which are not historical facts, such as those relating to expectations regarding future revenue and future non-GAAP operating margin; future service provider spending; future profitability, and growth, including customer acquisition and booking trends, as well as future end market growth; future market trends and customer inventory levels; future operational leverage and cash generation; and ADTRAN Holdings’ strategy and outlook, outlook and financial guidance, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can also generally be identified by the use of words such as “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” “may,” “could” and similar expressions. In addition, ADTRAN Holdings, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. All such projections and other forward-looking information speak only as of the date hereof, and ADTRAN Holdings undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise, except to the extent as may be required by law. All such forward-looking statements are necessarily estimates and reflect management’s best judgment based upon current information. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which have caused and may in the future cause actual events or results to differ materially from those estimated by ADTRAN Holdings include, but are not limited to: (i) risks and uncertainties relating to our ability to comply with the covenants set forth in our credit agreement, to satisfy our payment obligations to Adtran Networks’ minority shareholders under the Domination and Profit and Loss Transfer Agreement between us and Adtran Networks (the “DPLTA”), and to make payments to Adtran Networks in order to absorb its annual net loss pursuant to the DPLTA; (ii) the risk of fluctuations in revenue due to lengthy sales and approval processes required by major and other service providers for new products, as well as shifting customer spending patterns; (iii) risks and uncertainties related to our inventory practices and ability to match customer demand; (iv) risks and uncertainties relating to our level of indebtedness and our ability to generate cash; (v) risks and uncertainties relating to ongoing material weaknesses in our internal control over financial reporting; (vi) changes in general economic conditions and monetary, fiscal and trade policies, including tariffs; (vii) risks posed by potential breaches of information systems and cyber-attacks; (viii) the risk that we may not be able to effectively compete, including through product improvements and development; and (ix) other risks set forth in our public filings made with the SEC, including our most recent Annual Report on Form 10-K for the year ended December 31, 2024 and risks to be disclosed in our Form 10-Q for the quarterly period ended March 31, 2025 to be filed with the SEC.

Additionally, the financial measures presented herein are preliminary estimates, remain subject to our internal controls and procedures, and are subject to risks and uncertainties, including, among others, changes in connection with quarter-end adjustments. Any variation between the Company’s actual results and the preliminary financial information set forth herein may be material.

Explanation of use of non-GAAP financial measures

Set forth in the tables below are reconciliations of gross profit, gross margin, operating expenses, operating loss, other expense, net loss inclusive of the non-controlling interest, net income attributable to the non-controlling interest, net loss attributable to the Company, and loss per share - basic and diluted, attributable to the Company, and net cash provided by operating activities, in each case as reported based on generally accepted accounting principles in the United States (“GAAP”), to non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income (loss), non-GAAP other expense, non-GAAP net income (loss) inclusive of the non-controlling interest, non-GAAP net income attributable to the non-controlling interest, non-GAAP net income (loss) attributable to the Company, non-GAAP net earnings (loss) per share - basic and diluted, attributable to the Company, and free cash flow, respectively. Such non-GAAP measures exclude acquisition-related expenses, amortization and adjustments (consisting of intangible amortization of backlog, inventory fair value adjustments, developed technology, customer relationships, and trade names acquired in connection with business combinations, as well as legal and advisory fees related to a previously contemplated significant transaction, stock-based compensation expense, restructuring expenses, integration expenses, deferred compensation adjustments, goodwill impairments, amortization of pension actuarial losses, the tax effect of these adjustments to net loss and purchases of property, plant and equipment. These measures are used by management in our ongoing planning and annual budgeting processes. Additionally, we believe the presentation of these non-GAAP measures, when combined with the presentation of the most directly comparable GAAP financial measure, is beneficial to the overall understanding of ongoing operating performance of the Company. These non-GAAP financial measures are not prepared in accordance with, or an alternative for, GAAP and therefore should not be considered in isolation or as a substitution for analysis of our results as reported under GAAP. Additionally, our calculation of non-GAAP measures may not be comparable to similar measures calculated by other companies.

Published by

ADTRAN Holdings, Inc.

www.adtran.com

For media

Gareth Spence

+44 1904 699 358

public.relations@adtran.com

For investors

Peter Schuman, IRC

+1 256 963 6305

investor.relations@adtran.com

Revision of Previously Issued Consolidated Financial Statements

Following the first quarter of 2025, the Company identified errors in its previously issued consolidated financial statements primarily impacting inventory and cost of revenue. The Company has evaluated the errors and determined that the related impacts were not material to the previously issued consolidated financial statements for any prior period. A summary description of the errors in the Company's Preliminary Condensed Consolidated Financial Statements for the periods ended December 31, 2023, March 31, 2024, June 30, 2024, September 30, 2024 and December 31, 2024, are as follows:

(a) For the year ended December 31, 2023 through the year ended December 31, 2024, the Company understated cost of revenue and overstated inventory in the Company's Adtran Networks subsidiary due to a system error. In addition, there were adjustments in the Company's U.S and Australian subsidiaries related to inventory reserves that were understated.

As previously disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, following the third quarter of 2024, the Company identified errors primarily impacting the carrying values of the redeemable non-controlling interest, retained deficit, the net income attributable to the non-controlling interest and the net loss attributable to the Company and, as a consequence, of the loss per common share attributable to the Company. As previously disclosed, the Company evaluated the errors and determined that the related impacts were not material to the previously issued consolidated financial statements for any prior period. A summary description of the errors in the Company's Condensed Consolidated Financial Statements for the period ended March 31, 2024 is as follows:

(b) Pursuant to the terms of the DPLTA, each Adtran Networks shareholder (other than the Company) is entitled to receive from us an Annual Recurring Compensation payment of €0.52 per share. The Company erroneously accrued this liability every quarter at €0.59 per share, overstating the associated accrual, the net income attributable to non-controlling interest and the net loss attributable to ADTRAN Holdings, Inc. for the period ended March 31, 2024.

(c) For the period ended March 31, 2024 the Company remeasured the redeemable non-controlling interest each quarter-end at the current exchange rate of euros to U.S. Dollar. The Company treated the redeemable non-controlling interest as a monetary mezzanine equity instrument but should have treated it as a non-monetary mezzanine equity instrument not subject to remeasurement.

The Company will be revising its previously issued 2024 interim financial statements and 2024 annual financial statements in connection with its future filings on Form 10-Q for the periods ended March 31, 2025, June 30, 2025 and September 30, 2025 and Form 10-K for the year ended December 31, 2025.

The following tables reflect the expected impact of the revisions to the specific line items presented in the Company's previously reported (i) balance sheets as of March 31, 2024 and as of December 31, 2024, (ii) statements of loss and comprehensive loss for the quarter ended March 31, 2024 and the quarter and year ended December 31, 2024, (iii) the statements of changes in stockholders equity as of March 31, 2024 and December 31, 2024, (iv) statements of cash flows for the quarter ended March 31, 2024 and the year ended December 31, 2024 and (v) the net cash provided by operating activities for the quarter ended December 31, 2024. The preliminary financial information in this press release reflects these revisions.

Revised Line Items in the Condensed Consolidated Balance Sheet as of March 31, 2024 (unaudited):

	March 31, 2024
(In thousands)	As Previously Reported	Revision		As Revised
Inventory, net	$322,147	$(3,460)	(a)	$318,687
Total Current Assets	$696,958	$(3,460)		$693,498
Total Assets	$1,327,906	$(3,460)		$1,324,446
Accrued Expenses and Other Liabilities	$36,404	$(1,403)	(b)	$35,001
Total Current Liabilities	$282,746	$(1,403)		$281,343
Other non-current liabilities	$35,375	$(350)	(b)	$35,025
Total Liabilities	$620,488	$(1,753)		$618,735
Redeemable Non-Controlling Interest	$441,635	$511	(c)	$442,146
Accumulated Other Comprehensive Income	$29,656	$19	(a)(b)	$29,675
Retained Deficit	$(558,363)	$(2,237)	(a)(b) (c)	$(560,600)
Total Equity	$265,783	$(2,218)		$263,565
Total Liabilities, Redeemable Non-Controlling Interest and Equity	$1,327,906	$(3,460)		$1,324,446

Revised Line Items in the Condensed Consolidated Statement of Loss and Condensed Consolidated Statement of Comprehensive Loss for the fiscal quarter ended March 31, 2024 (unaudited):

	For the Three Months Ended March 31, 2024
(In thousands)	As Previously Reported	Revision		As Revised
Cost of Revenue - Network Solutions	$126,326	$1,952	(a)	$128,278
Total Cost of Revenue	$153,918	$1,952		$155,870
Gross Profit	$72,255	$(1,952)		$70,303
Operating Loss	$(339,679)	$(1,952)		$(341,631)
Loss before Income Taxes	$(340,317)	$(1,952)		$(342,269)
Net Loss	$(321,670)	$(1,952)		$(323,622)
Less: Net Income attributable to non-controlling interest	$2,880	$(349)	(b)	$2,531
Net Loss attributable to ADTRAN Holdings, Inc.	$(324,550)	$(1,603)		$(326,153)
Loss per common share attributable to ADTRAN Holdings, Inc. – basic	$(4.12)	$(0.02)		$(4.14)
Loss per common share attributable to ADTRAN Holdings, Inc. – diluted	$(4.12)	$(0.02)		$(4.14)
Net Loss	$(321,670)	$(1,952)		$(323,622)
Foreign currency translation loss	$(17,745)	$15	(a)(b)	$(17,730)
Other Comprehensive Loss, net of tax	$(17,805)	$15		$(17,790)
Comprehensive Loss, net of tax	$(339,475)	$(1,937)		$(341,412)
Less: Comprehensive Income attributable to non-controlling interest, net of tax	$2,880	$(349)	(b)	$2,531
Comprehensive Loss attributable to ADTRAN Holdings, Inc., net of tax	$(342,355)	$(1,588)		$(343,943)

Revised Line Items in the Condensed Consolidated Statement of Loss for the fiscal quarter ended December 31, 2024 (unaudited):

	For the Three Months Ended December 31, 2024
(In thousands)	As Previously Reported	Revision		As Revised
Cost of Revenue - Network Solutions	$134,184	$1,974	(a)	$136,158
Total Cost of Revenue	$151,619	$1,974		$153,593
Gross Profit	$91,233	$(1,974)		$89,259
Operating Loss	$(15,132)	$(1,974)		$(17,106)
Loss before Income Taxes	$(18,604)	$(1,974)		$(20,578)
Net Loss	$(43,509)	$(1,974)		$(45,483)
Net Loss attributable to ADTRAN Holdings, Inc.	$(45,916)	$(1,974)		$(47,890)
Loss per common share attributable to ADTRAN Holdings, Inc. – basic	$(0.58)	$(0.02)		$(0.61)
Loss per common share attributable to ADTRAN Holdings, Inc. – diluted	$(0.58)	$(0.02)		$(0.61)

Revised Line Items in the Consolidated Balance Sheet as of December 31, 2024 (unaudited):

	December 31, 2024
(In thousands)	As Previously Reported	Revision		As Revised
Inventory, net	$269,337	$(7,683)	(a)	$261,654
Total Current Assets	$610,605	$(7,683)		$602,922
Total Assets	$1,179,372	$(7,683)		$1,171,689
Accumulated Other Comprehensive Income	$10,897	$322	(a)	$11,219
Retained Deficit	$(680,993)	$(8,005)	(a)	$(688,998)
Total Equity	$134,414	$(7,683)		$126,731
Total Liabilities, Redeemable Non-Controlling Interest and Equity	$1,179,372	$(7,683)		$1,171,689

Revised Line Items in the Consolidated Statement of Loss and Consolidated Statement of Comprehensive Loss for the fiscal year ended December 31, 2024 (unaudited):

	For the Year Ended December 31, 2024
(In thousands)	As Previously Reported	Revision		As Revised
Cost of Revenue - Network Solutions	$511,070	$6,483	(a)	$517,553
Total Cost of Revenue	$592,406	$6,483		$598,889
Gross Profit	$330,314	$(6,483)		$323,831
Operating Loss	$(417,101)	$(6,483)		$(423,584)
Loss before Income Taxes	$(432,263)	$(6,483)		$(438,746)
Net Loss	$(441,048)	$(6,483)		$(447,531)
Net Loss attributable to ADTRAN Holdings, Inc.	$(450,872)	$(6,483)		$(457,355)
Loss per common share attributable to ADTRAN Holdings, Inc. – basic	$(5.67)	$(0.08)		$(5.75)
Loss per common share attributable to ADTRAN Holdings, Inc. – diluted	$(5.67)	$(0.08)		$(5.75)
Net Loss	$(441,048)	$(6,483)		$(447,531)
Foreign currency translation loss	$(38,047)	$322	(a)	$(37,725)
Other Comprehensive Loss, net of tax	$(36,568)	$322		$(36,246)
Comprehensive Loss, net of tax	$(477,616)	$(6,161)		$(483,777)
Comprehensive Loss attributable to ADTRAN Holdings, Inc., net of tax	$(487,440)	$(8,015)		$(495,455)

Revised Line Items in the Condensed Consolidated Statement of Changes in Stockholders Equity as of March 31, 2024 (unaudited):

	Retained Deficit				Accumulated Other Comprehensive Income
(In thousands)	As Previously Reported	Revision		As Revised	As Previously Reported	Revision		As Revised
Balance as of December 31, 2023	$(243,908)	$9,481	(b)	$(234,427)	$47,461	$4	(b)	$47,465
Net loss	$(321,670)	$(1,952)	(a)	$(323,622)	$—	$—		$—
Annual recurring compensation earned	$(2,880)	$349	(b)	$(2,531)	$—	$—		$—
Other comprehensive loss, net of tax	$—	$—		$—	$(17,805)	$15	(a) (b)	$(17,790)
Foreign currency remeasurement of redeemable non-controlling interest	$10,115	$(10,115)	(c)	$—	$—	$—		$—
Balance as of March 31, 2024	$(558,363)	$(2,237)		$(560,600)	$29,656	$19		$29,675

Revised Line Items in the Consolidated Statement of Changes in Stockholders Equity as of December 31, 2024 (unaudited):

	Retained Deficit				Accumulated Other Comprehensive Income
(In thousands)	As Previously Reported	Revision		As Revised	As Previously Reported	Revision		As Revised
Balance as of December 31, 2023	$(232,905)	$(1,522)	(a)	$(234,427)	$47,465	$—		$47,465
Net loss	$(441,048)	$(6,483)	(a)	$(447,531)	$—	$—		$—
Other comprehensive income, net of tax	$—	$—		$—	$(36,568)	$322	(a)	$(36,246)
Balance as of December 31, 2024	$(680,993)	$(8,005)		$(688,998)	$10,897	$322		$11,219

Revised Line Items in the Condensed Consolidated Statement of Cash Flows for the quarter ended March 31, 2024 (unaudited):

	Three months ended March 31, 2024
(In thousands)	As Previously Reported	Revision		As Revised
Net Loss	$(321,670)	$(1,952)	(a)	$(323,622)
Adjustments to reconcile net loss to net cash provided by operating activities
Inventory reserves	$1,837	$157	(a)	$1,994
Change in operating assets and liabilities:
Inventory	$30,426	$1,795	(a)	$32,221
Net Cash Provided by operating activities	$36,598	$—		$36,598

Revised Line Items in the Consolidated Statement of Cash Flows for the year ended December 31, 2024 (unaudited):

	Year ended December 31, 2024
(In thousands)	As Previously Reported	Revision		As Revised
Net Loss	$(441,048)	$(6,483)	(a)	$(447,531)
Adjustments to reconcile net loss to net cash provided by operating activities
Inventory reserves	$3,980	$352	(a)	$4,332
Change in operating assets and liabilities:
Inventory	$75,171	$6,100	(a)	$81,271
Net Cash Provided by operating activities	$103,070	$(31)		$103,039
Effect of exchange rate changes	$(451)	$31		$(420)

Revised Net Cash Provided by Operating Activities for the quarter ended December 31, 2024 (unaudited):

	Three months ended December 31, 2024
(In thousands)	As Previously Reported	Revision		As Revised
Net Cash Provided by operating activities	$4,544	$12	(a)	$4,556

For additional information, please refer to our Note 1 to the Condensed Consolidated Financial Statements set forth in the Form 10-Q for the quarterly period ended March 31, 2025 to be filed with the SEC.

Condensed Consolidated Balance Sheets

(Preliminary, Unaudited)

(In thousands)

	March 31,	December 31,
	2025	2024
Assets
Current Assets
Cash and cash equivalents	$101,321	$77,567
Accounts receivable, net	166,519	178,030
Other receivables	9,613	9,775
Income tax receivable	6,632	5,461
Inventory, net	254,055	261,654
Assets held for sale	11,901	11,901
Prepaid expenses and other current assets	64,456	58,534
Total Current Assets	614,497	602,922
Property, plant and equipment, net	105,940	102,942
Deferred tax assets	17,826	17,826
Goodwill	55,261	52,918
Intangibles, net	293,064	284,893
Other non-current assets	75,659	78,128
Long-term investments	29,973	32,060
Total Assets	$1,192,220	$1,171,689

Liabilities, Redeemable Non-Controlling Interest and Equity
Current Liabilities
Accounts payable	$170,477	$170,451
Unearned revenue	66,459	52,701
Accrued expenses and other liabilities	38,161	35,704
Accrued wages and benefits	25,910	32,853
Income tax payable, net	999	1,936
Total Current Liabilities	302,006	293,645
Non-current revolving credit agreement outstanding	190,085	189,576
Deferred tax liabilities	30,768	30,690
Non-current unearned revenue	24,082	22,065
Non-current pension liability	8,886	8,983
Deferred compensation liability	31,283	33,203
Non-current lease obligations	26,369	25,925
Other non-current liabilities	16,531	17,928
Total Liabilities	630,010	622,015
Redeemable Non-Controlling Interest	422,934	422,943
Equity
Common stock	800	795
Additional paid-in capital	812,071	808,913
Accumulated other comprehensive income	31,601	11,219
Retained deficit	(700,088)	(688,998)
Treasury stock	(5,108)	(5,198)
Total Equity	139,276	126,731
Total Liabilities, Redeemable Non-Controlling Interest and Equity	$1,192,220	$1,171,689

Condensed Consolidated Statements of Loss

(Preliminary, Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2025		2024
Revenue
Network Solutions	$202,217		$181,273
Services & Support	45,527		44,900
Total Revenue	247,744		226,173
Cost of Revenue
Network Solutions	133,925		128,278
Network Solutions - charges and inventory write-down	—		8,782
Services & Support	18,327		18,810
Total Cost of Revenue	152,252		155,870
Gross Profit	95,492		70,303
Selling, general and administrative expenses	50,285		59,100
Research and development expenses	48,859		60,251
Goodwill impairment	—		292,583
Operating Loss	(3,652)		(341,631)
Interest and dividend income	126		397
Interest expense	(4,761)		(4,598)
Net investment (loss) gain	(1,686)		2,253
Other income, net	944		1,310
Loss Before Income Taxes	(9,029)		(342,269)
Income tax benefit	715		18,647
Net Loss	$(8,314)		$(323,622)
Less: Net Income attributable to non-controlling interest (1)	2,319		2,531
Net Loss attributable to ADTRAN Holdings, Inc.	$(10,633)		$(326,153)

Weighted average shares outstanding – basic	79,534		78,814
Weighted average shares outstanding – diluted	79,534		78,814

Loss per common share attributable to ADTRAN Holdings, Inc. – basic	$(0.13)	(2)	$(4.14)
Loss per common share attributable to ADTRAN Holdings, Inc. – diluted	$(0.13)	(2)	$(4.14)

(1) For the three months ended March 31, 2025, we accrued $2.4 million net income attributable to non-controlling interest, representing the recurring cash compensation earned by non-controlling interest shareholders post-DPLTA. For the three months ended March 31, 2024, we recognized $2.5 million of net gain attributable to non-controlling interest, representing the recurring cash compensation earned by non-controlling interest shareholders post DPTLA.

(2) Loss per common share attributable to ADTRAN Holdings, Inc. - basic and diluted - reflects a $(3) thousand effect of redemption of RNCI for the three months ended March 31, 2025.

Condensed Consolidated Statements of Cash Flows

(Preliminary, Unaudited)

(In thousands)

	March 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(8,314)	$(323,622)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	21,596	22,528
Goodwill impairment	—	292,583
Amortization of debt issuance cost	320	1,013
Loss (Gain) on investments, net	1,631	(2,621)
Net loss on disposal of property, plant and equipment	13	150
Stock-based compensation expense	3,210	3,957
Deferred income taxes	(475)	(19,738)
Other, net	—	545
Inventory write down - business efficiency program	—	3,992
Inventory reserves	3,339	1,994
Changes in operating assets and liabilities:
Accounts receivable, net	16,019	26,002
Other receivables	(1,731)	5,605
Income taxes receivable, net	(100)	(1,296)
Inventory	10,030	32,221
Prepaid expenses, other current assets and other assets	1,504	(15,882)
Accounts payable	(4,222)	553
Accrued expenses and other liabilities	(1,196)	7,459
Income taxes payable, net	18	1,155
Net cash provided by operating activities	41,642	36,598

Cash flows from investing activities:
Purchases of property, plant and equipment	(7,399)	(12,180)
Purchases of intangibles - developed technology	(11,296)	(1,194)
Proceeds from sales and maturities of available-for-sale investments	660	873
Purchases of available-for-sale investments	(170)	(44)
Payments for beneficial interests in securitized accounts receivable	(133)	—
Net cash used in investing activities	(18,338)	(12,545)

Cash flows from financing activities:
Tax withholdings related to stock-based compensation settlements	(420)	(176)
Proceeds from stock option exercises	756	219
Proceeds from receivables purchase agreement	—	30,231
Repayments on receivables purchase agreement	—	(32,437)
Payment for redemption of redeemable non-controlling interest	(12)	(5)
Payment of debt issuance cost	—	(1,994)
Net cash provided by (used in) financing activities	324	(4,162)

Net increase in cash and cash equivalents	23,628	19,891
Effect of exchange rate changes	126	(301)
Cash and cash equivalents, beginning of period	77,567	87,167
Cash and cash equivalents, end of period	$101,321	$106,757

Supplemental disclosure of cash financing activities:
Cash paid for interest	$4,129	$5,243
Cash paid for income taxes	$1,849	$2,315
Cash used in operating activities related to operating leases	$2,696	$2,384
Supplemental disclosure of non-cash investing activities:
Redemption of redeemable non-controlling interest	$(3)	$—
Right-of-use assets obtained in exchange for lease obligations	$1,893	$842
Purchases of property, plant and equipment included in accounts payable	$1,162	$1,689

Supplemental Information

Reconciliation of Preliminary Gross Profit and Preliminary Gross Margin to

Preliminary Non-GAAP Gross Profit and Preliminary Non-GAAP Gross Margin

(Unaudited)

(In thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2025	2024	2024
Total Revenue	$247,744	$242,852	$226,173

Cost of Revenue	152,252	153,593	155,870
Acquisition-related expenses, amortizations and adjustments (1)	(9,831)	(9,980)	(10,177)
Stock-based compensation expense	(267)	(317)	(275)
Restructuring expenses (2)	—	(538)	(11,247)
Integration expenses (3)	—	123	(35)
Non-GAAP Cost of Revenue	$142,154	$142,881	$134,136

Gross Profit	$95,492	$89,259	$70,303
Non-GAAP Gross Profit	$105,590	$99,971	$92,037

Gross Margin	38.5%	36.8%	31.1%
Non-GAAP Gross Margin	42.6%	41.2%	40.7%

(1) Includes intangible amortization of backlog, inventory fair value adjustments, developed technology, customer relationships, and trade names acquired in connection with business combinations. We incur charges relating to the amortization of intangible assets and exclude these charges for purposes of calculating our non-GAAP measures. Such charges are significantly impacted by the timing and magnitude of our acquisitions. We exclude these charges for the purpose of calculating our non-GAAP measures, primarily because they are noncash expenses and our internal benchmarking analyses evidence that many industry participants and peers present non-GAAP financial measures excluding intangible asset amortization. Although this does not directly affect our cash position, the loss in value of intangible assets overtime can have a material impact on the equivalent GAAP earnings measure.

(2) Includes expenses for a Business Efficiency Program designed to optimize the assets and business processes following the business combination with Adtran Networks. Other than the Company's aim of selling its headquarters, the Business Efficiency Program was completed as of December 31, 2024.

(3) Includes expenses related to the Company's one-time integration bonus program in connection with synergy targets as a result of the business combination with Adtran Networks which was completed as of December 31, 2024.

Supplemental Information

Reconciliation of Preliminary Operating Expenses to Preliminary Non-GAAP Operating Expenses

(Unaudited)

(In thousands)

	Three Months Ended
	March 31,		December 31,		March 31,
	2025		2024		2024
Operating Expenses	$99,144		$106,365		$411,934
Acquisition-related expenses, amortizations and adjustments (1)	(2,249)	(2)	(5,294)	(7)	(4,881)	(11)
Stock-based compensation expense	(2,943)	(3)	(3,351)	(8)	(3,447)	(12)
Restructuring expenses	—	(4)	(3,567)	(9)	(5,862)	(13)
Integration expenses	—	(5)	(586)	(10)	(480)	(14)
Deferred compensation adjustments (6)	1,547		451		(1,940)
Goodwill impairment	—		—		(292,583)	(15)
Non-GAAP Operating Expenses	$95,499		$94,018		$102,741

(1) We incur charges relating to the amortization of intangible assets and exclude these charges for purposes of calculating our non-GAAP measures. Such charges are significantly impacted by the timing and magnitude of our acquisitions. We exclude these charges for the purpose of calculating our non-GAAP measures, primarily because they are non-cash expenses and our internal benchmarking analyses evidence that many industry participants and peers present non-GAAP financial measures excluding intangible asset amortization. Although this does not directly affect our cash position, the loss in value of intangible assets over time can have a material impact on the equivalent GAAP earnings measure.

(2) Includes $2.2M of intangible amortization of developed technology, customer relationships, and trade names acquired in connection with business combinations.

(3) $2.0 million is included in selling, general and administrative expenses and $0.9 million is included in research and development expenses on the condensed consolidated statements of loss.

(4) Other than the Company's aim of selling its headquarters, the Business Efficiency Program was completed as of December 31, 2024.

(5) Includes expenses related to the Company's one-time integration bonus program in connection with synergy targets as a result of the business combination with Adtran Networks and which was completed as of December 31, 2024.

(6) Includes non-cash change in fair value of equity investments held in the ADTRAN Holdings, Inc. Deferred Compensation Program for certain employees, all of which is included in selling, general and administrative expenses on the condensed consolidated statement of loss.

(7) Includes $4.3M of intangible amortization of developed technology, customer relationships, and trade names acquired in connection with business combinations and $1.0 million of legal and advisory fees related to a previously contemplated significant transaction which are included in selling, general and administrative expenses on the condensed consolidated statements of loss.

(8) $2.4 million is included in selling, general and administrative expenses and $1.0 million is included in research and development expenses on the condensed consolidated statements of loss.

(9) $1.2 million is included in selling, general and administrative expenses and $2.4 million is included in research and development expenses on the condensed consolidated statements of loss. Includes expenses for a Business Efficiency Program designed to optimize the assets and business processes following the business combination with Adtran Networks. Other than the Company's aim of selling its headquarters, the Business Efficiency Program was completed as of December 31, 2024.

(10) $0.6 million is included in selling, general and administrative expenses and less than $0.1 million is included in research and development expenses on the condensed consolidated statements of loss, and is primarily related to the Company's one-time integration bonus program in connection with synergy targets as a result of the business combination with Adtran Networks.

(11) Includes intangible amortization of developed technology, customer relationships, and trade names acquired in connection with business combinations, of which $4.4 million is included in selling, general and administrative expenses and $0.5 million is included in research and development expenses on the condensed consolidated statements of loss.

(12) $2.5 million is included in selling, general and administrative expenses and $1.0 million is included in research and development expenses on the condensed consolidated statements of loss.

(13) $1.8 million is included in selling, general and administrative expenses and $4.1 million is included in research and development expenses on the condensed consolidated statements of loss. Includes expenses for a Business Efficiency Program designed to optimize the assets and business processes following the business combination with Adtran Networks. Other than the Company's aim of selling its headquarters, the Business Efficiency Program was completed as of December 31, 2024.

(14) $0.5 million is included in selling, general and administrative expenses and $0.02 million is included in research and development expenses on the condensed consolidated statements of loss. Includes legal and advisory fees totaling $0.1 million related primarily to the DPLTA proceedings that are recorded in selling, general and administrative expenses. Includes expenses totaling $0.4 million related to the Company's one-time integration bonus program in connection with synergy targets as a result of the business combination with Adtran Networks of which $0.4 million are included in selling, general and administrative expenses and $0.02 million are included in research and development expenses. The transformation bonus expense of $0.4 million includes $0.2 million of stock compensation expense.

(15) Non-cash impairment of goodwill in our Network Solutions reporting unit, necessitated by factors such as a decrease in the Company's market capitalization, cautious service provider spending due to economic uncertainty and continued elevated customer inventory adjustments.

Supplemental Information

Reconciliation of Preliminary Operating Loss to Preliminary Non-GAAP Operating Income (Loss)

(Unaudited)

(In thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2025	2024	2024
Operating Loss	$(3,652)	$(17,106)	$(341,631)
Acquisition related expenses, amortizations and adjustments (1)	12,080	15,274	15,058
Stock-based compensation expense	3,210	3,668	3,722
Restructuring expenses (2)	—	4,105	17,110
Integration expenses (3)	—	464	514
Deferred compensation adjustments (4)	(1,547)	(451)	1,940
Goodwill impairment (5)	—	—	292,583
Non-GAAP Operating Income (Loss)	$10,091	$5,954	$(10,704)

(1) Includes intangible amortization of backlog, inventory fair value adjustments, developed technology, customer relationships, and trade names acquired in connection with business combinations. We incur charges relating to the amortization of intangible assets and exclude these charges for purposes of calculating our non-GAAP measures. Such charges are significantly impacted by the timing and magnitude of our acquisitions. We exclude these charges for the purpose of calculating our non-GAAP measures, primarily because they are non-cash expenses and our internal benchmarking analyses evidence that many industry participants and peers present non-GAAP financial measures excluding intangible asset amortization. Although this does not directly affect our cash position, the loss in value of intangible assets overtime can have a material impact on the equivalent GAAP earnings measure.

(2) Includes expenses for a Business Efficiency Program designed to optimize the assets and business processes following the business combination with Adtran Networks. Other than the Company's aim of selling its headquarters, the Business Efficiency Program was completed as of December 31, 2024.

(3) Includes expenses related to the Company's one-time integration bonus program in connection with synergy targets as a results of the business combination with Adtran Networks.

(4) Includes non-cash change in fair value of equity investments held in the ADTRAN Holdings, Inc. Deferred Compensation Program for certain employees, all of which is included in selling, general and administrative expenses on the condensed consolidated statement of loss.

(5) Non-cash impairment of goodwill in our Network Solutions reporting unit, necessitated by factors such as a decrease in the Company's market capitalization, cautious service provider spending due to economic uncertainty and continued elevated customer inventory adjustments.

Supplemental Information

Reconciliation of Preliminary Other Expense to Preliminary Non-GAAP Other Expense

(Unaudited)

(In thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2025	2024	2024
Interest and dividend income	$126	$1,631	$397
Interest expense	(4,761)	(4,870)	(4,598)
Net investment (loss) gain	(1,686)	(920)	2,253
Other income, net	944	687	1,310
Total Other Expense	$(5,377)	$(3,472)	$(638)
Deferred compensation adjustments (1)	1,649	1,090	(2,439)
Pension expense (2)	11	7	7
Non-GAAP Other Expense	$(3,717)	$(2,375)	$(3,070)

(1) Includes non-cash change in fair value of equity investments held in the ADTRAN Holdings, Inc. Deferred Compensation Program for Employees.

(2) Includes amortization of actuarial losses related to the Company's pension plan for employees in certain foreign countries.

Supplemental Information

Reconciliation of Preliminary Net Loss inclusive of Non-Controlling Interest to

Preliminary Non-GAAP Net Income (Loss) inclusive of Non-Controlling Interest

(Unaudited)

and

Reconciliation of Preliminary Net Loss attributable to ADTRAN Holdings, Inc. and

Preliminary Loss per Common Share attributable to ADTRAN Holdings, Inc. – Basic and Diluted to

Preliminary Non-GAAP Net Income (Loss) attributable to ADTRAN Holdings, Inc. and

Preliminary Non-GAAP Earnings (Loss) per Common Share attributable to ADTRAN Holdings, Inc. – Basic and Diluted

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	March 31,	December 31,	March 31,
	2025	2024	2024
Net Loss attributable to ADTRAN Holdings, Inc. common shareholders	$(10,636)	$(47,885)	$(326,153)
Effect of redemption of RNCI (1)	3	(5)	—
Net Loss attributable to ADTRAN Holdings, Inc.	$(10,633)	$(47,890)	$(326,153)
Net Income attributable to non-controlling interest (2)	2,319	2,407	2,531
Net Loss inclusive of non-controlling interest	$(8,314)	$(45,483)	$(323,622)
Acquisition related expenses, amortizations and adjustments (3)	12,080	15,274	15,058
Stock-based compensation expense	3,210	3,668	3,722
Deferred compensation adjustments (4)	102	639	(499)
Pension adjustments (5)	11	7	7
Restructuring expenses (6)	—	4,105	17,110
Integration expenses (7)	—	464	514
Goodwill impairment	—	—	292,583
Tax effect of adjustments to net loss (8)	(2,393)	22,071	(18,481)
Non-GAAP Net Income (Loss) inclusive of non-controlling interest	$4,696	$745	$(13,608)
Net Income attributable to non-controlling interest (2)	2,319	2,407	2,531
Non-GAAP Net Income (Loss) attributable to ADTRAN Holdings, Inc.	$2,377	$(1,662)	$(16,139)
Effect of redemption of RNCI (1)	(3)	5	-
Non-GAAP Net Income (Loss) attributable to ADTRAN Holdings, Inc. common shareholders	$2,374	$(1,657)	$(16,139)

Weighted average shares outstanding – basic	79,534	79,091	78,814
Weighted average shares outstanding – diluted	79,534	79,091	78,814

Loss per common share attributable to ADTRAN Holdings, Inc. – basic	$(0.13)	$(0.61)	$(4.14)
Loss per common share attributable to ADTRAN Holdings, Inc. – diluted	$(0.13)	$(0.61)	$(4.14)

Non-GAAP Earnings (Loss) per common share attributable to ADTRAN – basic	$0.03	$(0.02)	$(0.20)
Non-GAAP Earnings (Loss) per common share attributable to ADTRAN – diluted	$0.03	$(0.02)	$(0.20)

(1) Loss per common share attributable to ADTRAN Holdings, Inc. - basic and diluted - reflects a $3 thousand and $5 thousand effect of redemption for the three months ended March 31, 2025 and December 31, 2024 respectively.

(2) Represents the non-controlling interest portion of the Company's ownership of Adtran Networks pre-DPLTA and the annual recurring compensation earned by redeemable non-controlling interests and accrued by the Company post-DPLTA.

(3) We incur charges relating to the amortization of intangible assets and exclude these charges for purposes of calculating our non-GAAP measures. Such charges are significantly impacted by the timing and magnitude of our acquisitions. We exclude these charges for the purpose of calculating our non-GAAP measures, primarily because they are non-cash expenses and our internal benchmarking analyses evidence that many industry participants and peers present non-GAAP financial measures excluding intangible asset amortization. Although this does not directly affect our cash position, the loss in value of intangible assets over time can have a material impact on the equivalent GAAP earnings measure.

(4) Includes non-cash change in fair value of equity investments held in deferred compensation plans offered to certain employees.

(5) Includes amortization of actuarial losses related to the Company's pension plan for employees in certain foreign countries.

(6) Includes expenses for a Business Efficiency Program designed to optimize the assets and business processes following the business combination with Adtran Networks. Other than the Company's aim of selling its headquarters, the Business Efficiency Program was completed as of December 31, 2024.

(7) Includes expenses related to the Company's one-time integration bonus program in connection with synergy targets as a results of the business combination with Adtran Networks. Includes fees incurred for the expansion of internal controls at Adtran Networks and the implementation of the DPTLA which was completed as of December 31, 2024.

(8) Represents the tax effect of non-GAAP adjustments. Beginning in the period ended September 30, 2024, the Company changed its method of calculating non-GAAP income taxes by applying blended statutory tax rates to non-GAAP losses before income taxes in order to include current and deferred income tax expenses that are commensurate with the non-GAAP measure of profitability. The blended statutory tax rate is calculated using 0%, resulting in no tax benefits net of impact of valuation allowance, for the loss jurisdiction’s non-GAAP losses before income taxes and 30% for all remaining jurisdictions’ non-GAAP income before income taxes. Prior periods have been adjusted to reflect the application of blended statutory tax rates, net of impact of valuation allowance, to non-GAAP losses before income taxes as opposed to the previous application of blended statutory and effective tax rates to separate non-GAAP adjustments. We previously reported the tax effect of the adjustment to non-GAAP net loss under the prior method of $5.6 million for the three months ended March 31, 2024.

Supplemental Information

Reconciliation of Preliminary Net Cash Provided By Operating Activities to Preliminary Free Cash Flow

(Unaudited)

(In thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2025	2024	2024
Net Cash provided by operating activities	$41,642	$4,556	$36,598
Purchases of property, plant and equipment and developed technologies (1)	(18,695)	(14,942)	(13,374)
Free cash flow (Non-GAAP)	$22,947	$(10,386)	$23,224

(1) Purchases related to capital expenditures and developed technologies.